                                                                  EXHIBIT 11.1

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
         RECONCILIATION OF BASIC AND DILUTED NET INCOME PER COMMON SHARE

   (Expressed in thousands of United States dollars, except for share amounts)
--------------------------------------------------------------------------------
A reconciliation of basic and diluted earnings per share ("EPS") is given in the following table:

                                          (Loss) income    Shares         Amount per
                                          -------------    ------         ----------
Quarter ended September 30, 2001                                            Share
--------------------------------                                            ------
Basic EPS                                $  (68,979)     25,063,905         $(2.75)
No Effect of Options: anti-dilutive
Diluted EPS                              $  (68,979)     25,063,905         $(2.75)

Quarter ended September 30, 2000
--------------------------------

Basic EPS                                $   15,029      25,033,932         $ 0.60
Effect of Dilutive Options                                  603,746
Diluted EPS                              $   15,029      25,637,678         $ 0.59
-----------------------------------------------------------------------------------

Nine months ended September 30, 2001
------------------------------------

Basic EPS                                $  (24,239)     25,062,540         $(0.97)
No Effect of Options: anti-dilutive
Diluted EPS                              $  (24,239)     25,062,540         $(0.97)

Nine months ended September 30, 2000
------------------------------------

Basic EPS                                $   28,316      25,033,932         $ 1.13
Effect of Dilutive Options                                  261,170
Diluted EPS                              $   28,316      25,295,102         $ 1.12
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